                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation in a Registration Statement on Form S-8 (File Number 333-41117) of our report dated June 17, 2004, on the audit of the financial statements of the Standard Management Corporation Savings Plan for the year ended December 31, 2003 which appear in the Form 11-K.


Clark, Schaefer, Hackett & Co
Cincinnati, Ohio
June 28, 2004